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                                                                     EXHIBIT 5.1

                   [LETTERHEAD OF DAVIS WRIGHT TREMAINE LLP]



                               February 24, 1997



Cell Therapeutics, Inc.
201 Elliott Avenue West, Suite 400
Seattle, WA  98118

                            Cell Therapeutics, Inc.
               Registration Statement on Form S-1 (No. 333-20855)
               --------------------------------------------------

Ladies and Gentlemen:

     We have examined the above-referenced Registration Statement on Form S-1 filed by Cell Therapeutics, Inc., a Washington corporation (the "Company"), with the Securities and Exchange Commission on January 31, 1997 (as such may thereafter be amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 3,450,000 shares of Common Stock, no par value (the "Shares"), of the Company. We understand that the Shares are to be sold to the underwriters of the offering for resale to the public as described in the Registration Statement.

     As special local counsel for the Company and in connection with the opinions expressed below, we have examined a copy of (a) the Registration statement, (b) a specimen of a certificate that presently represents outstanding Common Stock and a proposed form of certificate that will represent the Shares and (c) the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements nd instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.
In expressing the opinions set forth below, we have also relied on certain certificates of officers of the Company and certificates of public officials.
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Cell Therapeutics, Inc.
February 24, 1997
Page 2


     Our opinions expressed below are limited to the laws of the State of Washington and we do not express any opinion herein concerning any other law.

     Based on such examination and review and subject to the foregoing, we are of the opinion that, upon completion of the proceedings being taken or contemplated to be taken prior to the issuance of the Shares, including the reverse stock split described in the Registration Statement and the proceedings being taken in order to permit the offering described in the Registration Statement to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                        Very truly yours,

                                        DAVIS WRIGHT TREMAINE LLP

                                        /s/ Davis Wright Tremaine LLP